Exhibit 21
Subsidiaries of Avantor, Inc.
as of December 31, 2022

Jurisdiction of incorporation
United States:
Applied Silicone Company LLC	California
Morehouse Cowles LLC	California
SiTech Nusil, LLC	California
Therapak, LLC	California
Avantor Funding, Inc.	Delaware
Avantor Performance Materials International, LLC	Delaware
Jencons (Scientific) LLC	Delaware
NuSil Acquisition Corp.	Delaware
NuSil Investments LLC	Delaware
NuSil Technology LLC	Delaware
Reliable Biopharmaceutical, LLC	Delaware
Vail Holdco Sub LLC	Delaware
VWR Corporation	Delaware
VWR Funding, Inc.	Delaware
VWR Global Holdings, Inc.	Delaware
VWR International, LLC	Delaware
VWR International Holdings, Inc.	Delaware
VWR Lux Holdco LLC	Delaware
VWR Management Services, LLC	Delaware
Avantor Receivables Funding, LLC	Delaware
Avantor Trading Services LP	Delaware
Avantor EU Trading Services LP	Delaware
GGC GP Curie Blocker Inc.	Delaware
Curie HoldCo Corp.	Delaware
Masterflex, LLC	Delaware
Medical Equipment Supplies and Management LLC	Florida
Avantor Fluid Handling, LLC	Massachusetts
Avantor Performance Materials, LLC	New Jersey
VWR Chemicals, LLC	New York
Puritan Products, Inc.	Pennsylvania
EPL Pathology Archives, LLC	Virginia
Other jurisdictions:
Klen International (74) Pty Ltd.	Australia
VWR International Holdings Pty Ltd	Australia
VWR International GmBH	Austria
VWR International SRL	Barbados
VWR International BV	Belgium
VWR International Europe BV	Belgium
VWR BRASIL PARTICIPAÇÕES LTDA	Brazil

Jurisdiction of incorporation
Avantor Services Canada Co.	Canada
Seastar Chemicals ULC	Canada
VWR International Co.	Canada
Avantor International Holdings LP	Cayman Islands
Comercial y Servicios Anachemia Science Limitada	Chile
Avantor Performance Materials Trading (Shanghai) Co. Ltd.	China
Avantor VWR (Shanghai) Co. Ltd.	China
VWR International China Co., Ltd.	China
RIM Direct (China) Metal Works Company Ltd.	China
RIM Bio Co., Ltd (China)	China
VWR International CR Limitada	Costa Rica
VWR International Limitada	Costa Rica
VWR International Europe Services s.r.o.	Czech Republic
VWR International s.r.o.	Czech Republic
VWR International A/S	Denmark
VWR International Oy	Finland
EPL Archives, SAS	France
NuSil Technology Europe S.a.r.l.	France
VWR International S.A.S.	France
Clemens GmbH	Germany
Varietal Management Services GmbH	Germany
VWR International Mgmt Services GmbH& Co. KG	Germany
VWR International GmbH	Austria
VWR International Immobilien GmbH	Germany
VWR International Investors Europe GmbH	Germany
VWR International Lab Services GmbH	Germany
VWR International Verwaltung-GmbH	Germany
EPL Archives GmbH	Germany
Ritter Beteiligungs GmbH	Germany
Ritter Objekt GmbH	Germany
Ritter GmbH	Germany
Adcatec GmbH	Germany
VWR International KFT.	Hungary
VWR Lab Products Private Limited	India
Avantor Performance Materials India Private Limited	India
Halmahera Ltd.	Ireland
VWR International Ltd. Ireland	Ireland
VWR International S.r.l.	Italy
Avantor Performance Materials Korea Limited	Korea
Avantor Performance Materials Holdings S.a.r.l.	Luxembourg

Jurisdiction of incorporation
VWR International North America S.a.r.l.	Luxembourg
VWR International Europe S.a.r.l.	Luxembourg
VWR International South America S.a.r.l.	Luxembourg
Avantor Performance Materials Sdn. Bhd.	Malaysia
Basan Cleanroom Malaysia Sdn. Bhd.	Malaysia
VWR Europe Services, Ltd	Mauritius
VWR NA Services, Ltd	Mauritius
Avantor Performance Materials S.A. de C.V.	Mexico
VWR International, S. de R.L de C.V.	Mexico
Avantor Holdings B.V.	Netherlands
Avantor Fluid Handling B.V.	Netherlands
VWR International B.V.	Netherlands
VWR International (N. Ireland) Ltd.	Northern Ireland
VWR International AS	Norway
Avantor Performance Materials Poland S.A.	Poland
Linares Investments Sp z.o.o.	Poland
VWR International SP Zoo	Poland
VWR International Material de Laboratio, Sociedade Unipessoal, Lda	Portugal
VWR Advanced Instruments, LLC	Puerto Rico
VWR International Europe Services SRL	Romania
Avantor Performance Materials Singapore Pte. Ltd.	Singapore
Avantor Holdings Pte Ltd.	Singapore
VWR International Holdings CH Pte. Ltd.	Singapore
VWR International Holdings G.P Pte. Ltd.	Singapore
VWR International Holdings Pte. Ltd.	Singapore
VWR Singapore Pte. Ltd.	Singapore
Avantor Investment Holdings Pte. Ltd.	Singapore
VWR International s.r.o.	Czech Republic
Ritter d.o.o.	Slovenia
VWR International Eurolab, S.L.	Spain
KEBO Lab AB	Sweden
VWR International AB	Sweden
VWR International GmbH Switzerland	Switzerland
Avantor Trading Services GmbH	Switzerland
Avantor Performance Materials Taiwan Co Ltd.	Taiwan
VWR International FZ-LLC	United Arab Emirates
Advanced Chromatography Technologies Ltd.	United Kingdom
Hichrom Limited	United Kingdom
Jencons (Scientific) Ltd.	United Kingdom
Medical Equipment Supplies & Management Holdings Ltd.	United Kingdom

Jurisdiction of incorporation
Medical Equipment Supplies & Management Ltd.	United Kingdom
Mserv Global Ltd.	United Kingdom
Therapak Pharma Services Ltd.	United Kingdom
VWR Holdco Ltd.	United Kingdom
VWR International Ltd.	United Kingdom
VWR Jencons USA, Ltd.	United Kingdom
VWR Lab Services Ltd.	United Kingdom
Avantor Holdings Ltd.	United Kingdom